                                                                      EXHIBIT 21

                        T/SF COMMUNICATIONS CORPORATION
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                                 SUBSIDIARIES

     ENTITY                    PERCENT OWNED            JURISDICTION OF INCORPORATION
     ------                    --------------           -----------------------------

Atwood Convention                100% /2/               Missouri - convention publications
 Publishing, Inc.
Casino Publishing Co.             86% /3/               Minnesota - trade publications
Convention News Source,          100% /4/               Missouri - inactive
 Inc.
CORSEARCH, Inc.                  100% /1/               Delaware -trademark/tradename
                                                        research
Crimesearch, Inc.                100% /5/               Oklahoma - criminal record reports
 (formerly DacNet, Inc.)
Expo Magazine, Inc.              100% /2/               Kansas - trade publications
Galaxy Design & Printing,        100% /6/               Maryland - commercial printing
 Inc.
Galaxy Registration, Inc.        100% /2/               Maryland - convention registration
G.E.M. Communications, Inc.      100% /2/               Oklahoma - gaming media services
M-R Creative, Inc.               100% /7/               New York - inactive
National Employment              100% /2/               Oklahoma - employment screening
 Screening Services, Inc.
New York Community               100% /3/               New York - inactive
 Newspapers, Inc.
South Jersey Shopper, Inc.       100% /9/               New Jersey - inactive
Transportation                   100% /5/               Oklahoma - information service
 Communications Services,
 Inc.
T/SF Europe, Inc.                100% /8/               Oklahoma - inactive
T/SF Investment Co.              100% /3/               Delaware - holding company
T/SF New Jersey, Inc.            100% /3/               New Jersey - inactive
T/SF New York, Inc.              100% /3/               New York - inactive
T/SF of Nevada, Inc.             100% /2/               Nevada - gaming conference and
                                                        trade show
Transportation Information       100% /2/               Oklahoma - motor vehicle reports,
 Services, Inc                                          truck driver employment
                                                        information and pre-employment
                                                        screening
Tulsa Tribune Company            100% /2/               Delaware - inactive

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/1/ Owned by G.E.M. Communications, Inc.
/2/ Owned by T/SF Investment Co.
/3/ Owned by T/SF Communications Corporation.
/4/ Owned by Atwood Convention Publishing, Inc.
/5/ Owned by Transportation Information Services, Inc.
/6/ Owned by Galaxy Registration, Inc.
/7/ Owned by T/SF New York, Inc.
/8/ Owned by T/SF of Nevada, Inc.
/9/ Owned by T/SF New Jersey, Inc.